Exhibit 15.1

 Deloitte UK
Hill House
1 Little New Street
London
EC4A 3TR

Tel: +44(0)20 793 63000
www.deloitte.co.uk

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Numbers: 333-74703, 333-81400, 333-84044, 333-127660, 333-128619, 333-128621, 333-140798, 333-145751, and 333-149577 on Form S-8 of our report dated 30 April 2015, relating to the 2014 and 2013 consolidated financial statements of RBS Holdings N.V. appearing in this Annual Report on Form 20-F of RBS Holdings N.V. for the year ended December 31, 2014.

/s/Deloitte LLP
London, United Kingdom

30 April 2015